As filed with the Securities and Exchange Commission on April 6, 2016	Registration No. 333-185621

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POLONIA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-3181577
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, PA 19006

(215) 938-8800

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Polonia Bank Retirement Plan

(Full Title of the Plan)

Copies to:
Joseph T. Svetik	Aaron M. Kaslow, Esq.
President and Chief Executive Officer	Suzanne A. Walker, Esq.
Polonia Bancorp, Inc.	Kilpatrick Townsend & Stockton LLP
3993 Huntingdon Pike, 3rd Floor	607 14th Street, N.W., Suite 900
Huntingdon Valley, PA 19006	Washington, DC 20005
(215) 938-8800	(202) 508-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on December 21, 2012 by Polonia Bancorp, Inc., a Maryland corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-185621, registering (1) 400,197 shares of common stock, par value $0.01 per share, for issuance under the Polonia Bank Retirement Plan; and (2) participation interests issued pursuant to Rule 416(c) under the Securities Act of 1933.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold and participation interests that remain unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all securities that remain unsold and participation interests that remain unissued under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Huntingdon Valley, Pennsylvania on April 6, 2016.

POLONIA BANCORP, INC.

By:	/s/ Joseph T. Svetik
Joseph T. Svetik
President and Chief Executive Officer